As filed with the Securities and Exchange Commission on June 02, 2004
                                                                     Reg. No. 33

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                            Universal Ice Blast, Inc.

             (Exact name of registrant as specified in its charter)

           Nevada                                          88-0360067
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        identification  No.)


                              533 6th Street South
                               Kirkland, WA 98033
                               Tel: (425) 893-8424
                    (Address of principal executive offices)
                ________________________________________________

                          2004 STOCK COMPENSATION PLAN
                              (Full title of plan)
                        ________________________________
                                   Rory Clarke
                             Chief Executive Officer
                              533 6th Street South
                               Kirkland, WA 98033
                     (Name and address of agent for service)
                               Tel: (425) 893-8424
          (Telephone number, including area code of agent for service)

                                    Copy to:
                            Michael L. Corrigan, Esq.
                         7770 Regents Rd. Suite 113-401
                            San Diego, CA 92122-1967
                                 (858) 362-1440

                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------
                                         Proposed           Proposed
                                         maximum            maximum
Title of securities    Amount to be   offering price   Aggregate offering       Amount of
to be registered      Registered (1)    per share          Price (2)        Registration fee
=============================================================================================

Common Stock              16,500,000             .03  $            495,000  $           62.72
(.001 par value)
=============================================================================================

(1)    Represents  16,500,000  shares  of  Common  Stock  to  be  issued  as compensation for services  rendered.


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(2)     Estimated  solely  for  the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities
Act  of  1933.


PART  I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1.  Plan  Information

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Item  2.  Registrant  Information  and  2004  Stock  Compensation  Plan  Annual
Information

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Legal  Opinions  and  Experts

Michael L. Corrigan has rendered an opinion on the validity of the securities being registered.

The financial statements of Universal Ice Blast, Inc. by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2003, have been audited by Williams & Webster, PS, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.

     The following documents are incorporated by reference in this registration statement and are not required to be filed with this registration statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on April 19, 2004 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) Registrant's quarterly reports on Form 10-QSB, for the fiscal quarters ended March 31, 2003, June 30, 2003, and September 30, 2003 and registrant's current reports on Form 8-K, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.


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
     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities.

     Not applicable.

Item  5.  Interest  of  Named  Experts  and  Counsel.

     Not applicable.

Item  6.  Indemnification  of  Directors  and  Officers.

The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify there under from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

COMMISSION  POLICY
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item  7.  Exemption  from  Registration  Claimed.

     Not applicable.

Item  8.  Exhibits.

The Exhibits to this registration statement are listed in the index to Exhibits.

Item  9.  Undertakings.

     The undersigned registrant hereby undertakes:

         1. To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement., and,

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee pursuant to the plan's annual report pursuant to section 15(d) for the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in Kirkland, Washington on May 27, 2004.

     Universal Ice Blast, Inc.

      By  /s/  Rory Clarke
        ----------------------------------------------------
        Rory Clarke, CEO and Director


     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

        /s/  Rory Clarke
        ----------------------------------------------------
        Rory Clarke, CEO and Director

INDEX  TO  EXHIBITS



EXHIBIT
NO.               DESCRIPTION
---               -----------


4.1     2004 Stock Compensation Plan

5.1     Opinion of Counsel, Michael L. Corrigan

23.1    Consent of Williams & Webster, PS.

23.2    Consent of Michael L. Corrigan
        (included in Exhibit 5.1)